Exhibit 4.3
ARTICLES OF AMENDMENT
OF
RESTATED ARTICLES OF INCORPORATION
OF
FSI INTERNATIONAL, INC.
          The undersigned, Benno G. Sand, Executive Vice President, Chief Financial Officer and Secretary of FSI International, Inc., a Minnesota corporation (the “Company”), hereby certifies (i) that Article III of the Company’s Restated Articles of Incorporation has been amended, effective at the close of business on June 19, 1995 (the “Effective Time”), to read in its entirety as follows:
“ARTICLE III
          The aggregate number of shares that this Corporation has authority to issue is 60,000,000. The shares are classified in two classes, consisting of 10,000,000 shares of Preferred Stock, which shares shall have no designated par value, and 50,000,000 shares of Common Stock, which shares shall have no designated par value. The Board of Directors is authorized to establish one or more series of Preferred Stock, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series.”
(ii) that such amendment has been adopted in accordance with the requirements of, and pursuant to, Chapter 302A of the Minnesota Statutes; (iii) that such amendment was adopted pursuant to Section 302A.402, Subd. 3, of the Minnesota Statutes in connection with a two-for-one division of the Company’s Common Stock; and (iv) that such amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Company and will not result in the percentage of authorized shares that remains unissued after such division exceeding the percentage of authorized shares that were unissued before the division.
          The division giving rise to the amendment set forth above concerns a two-for-one division of the Common Stock of the Company. Such division is being effected as follows:
          (i) Effective at the Effective Time, each share of Common Stock outstanding immediately prior to the Effective Time will be split and divided into two shares of Common Stock of the Company, no designated par value per share, all of which shall be validly issued, fully paid and nonassessable;
          (ii) each stock certificate representing a share or shares of Common Stock of the Company immediately prior to the Effective Time shall continue to represent the same number of shares following the Effective Time; and

          (iii) a stock certificate or certificates representing one additional share of the authorized but previously unissued Common Stock of the Company for each share of Common Stock of the Company outstanding immediately prior to the Effective Time shall be mailed or delivered on June 19, 1995 or as soon thereafter as practicable. The record date for determining the shareholders of record entitled to receive such stock certificate or certificates with respect to Common Stock outstanding as of the close of business on June 13, 1995, and remaining outstanding at the Effective Time, shall be the close of business on June 13, 1995. With respect to each share of Common Stock, if any, that is first issued and becomes outstanding after the close of business on June 13, 1995, but prior to the Effective Time and remains outstanding at the Effective Time, the stock certificate for the additional share resulting from the division of any such share of Common Stock shall be mailed or delivered to the first holder of record to whom such share of Common Stock was issued.
The foregoing Articles of Amendment shall take effect at the Effective Time previously stated herein.
IN WITNESS WHEREOF, I have subscribed my name this 13th day of June, 1995.

/s/ Benno G. Sand
Benno G. Sand

ARTICLES OF AMENDMENT AND RESTATEMENT
OF
RESTATED ARTICLES OF INCORPORATION
OF
FSI INTERNATIONAL, INC.
          I, Alan G. Shuler, Secretary of FSI International, Inc., a Minnesota corporation, (the “Company”), do hereby certify as follows:
          1. Amendments to the Restated Articles of Incorporation of the Company, adding Articles IX and X to the Company’s Restated Articles of Incorporation in the forms of such Articles IX and X as are included in the Amended and Restated Articles of Incorporation attached hereto as Exhibit A, have been duly adopted pursuant to Chapter 302A of the Minnesota Statutes at the annual meeting of the shareholders of the Company held on January 10, 1990.
          2. An amendment restating the Company’s Restated Articles of Incorporation in the form of the Amended and Restated Articles of Incorporation attached hereto as Exhibit A has been approved by the Company’s Board of Directors pursuant to Chapter 302A of the Minnesota Statutes. Such amendment correctly sets forth without change the corresponding provisions of the Amended and Restated Articles of Incorporation as previously amended.
IN WITNESS WHEREOF, the undersigned has subscribed his name this 10 day of January, 1990.

/s/ Alan G. Shuler
Alan G. Shuler, Secretary
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EXHIBIT A
January 10, 1990
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
FSI INTERNATIONAL, INC.
ARTICLE I
          The name of this Corporation is FSI International, Inc.
ARTICLE II
          The registered office of this Corporation is located at 322 Lake Hazeltine Drive, Chaska, Minnesota 55318.
ARTICLE III
          The aggregate number of shares that this Corporation has authority to issue is 35,000,000. The shares are classified in two classes, consisting of 10,000,000 shares of Preferred Stock, which shares shall have no designated par value, and 25,000,000 shares of Common Stock, which shares shall have no designated par value. The Board of Directors is authorized to establish one or more series of Preferred Stock, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series.
ARTICLE IV
          No shareholder of this Corporation shall have any cumulative voting rights.
ARTICLE V
          No shareholder of this Corporation shall have any pre-emptive rights to subscribe for, purchase or acquire any shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.
ARTICLE VI
          Any action required or permitted to be taken at a meeting of the Board of Directors of this Corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

ARTICLE VII
          Section 302A.671 of the Minnesota Statutes will not apply to any control share acquisition of Corporation capital stock.
ARTICLE VIII
          No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article VIII shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article VIII. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
ARTICLE IX
          The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than eleven persons, who need not be shareholders. The number of directors may be increased by the shareholders or Board of Directors or decreased by the shareholders from the number of directors on the Board of Directors immediately prior to the effective date of this Article IX; provided, however, that any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as defined in Article X), voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. If such change shall not have been so approved, the number of directors shall remain the same. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.
          At the 1990 annual meeting of shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1991, successors to the class of directors whose terms expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which the director’s term expires and until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director’s predecessor.
          Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred or preference stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by or pursuant to the applicable terms of these Articles of Incorporation, and such directors so elected shall not be divided into classes pursuant to this Article IX unless expressly provided by such terms.
          No person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.
          Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article IX.

ARTICLE X
          A. In addition to any affirmative vote required by law or these Articles of Incorporation, a Business Combination (as hereinafter defined) shall, except as otherwise expressly provided in Section B of this Article X, require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or by any other provision of these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.
          B. The provisions of Section A of this Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles of Incorporation or in any agreement with any national securities exchange or otherwise, if the conditions specified in either of the following Paragraphs 1 or 2 are met:
     1. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).
     2. All of the following conditions shall have been met:
     a. The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher amount determined under clauses (i) and (ii) below:
     (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder (as hereinafter defined) for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (a) within the two-year period immediately prior to the date of the first public announcement of the proposed Business Combination (the “Announcement Date”) or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; and
     (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date being referred to herein as the “Determination Date”), whichever is higher.
     b. The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:
     (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Stockholder, whichever is higher;
     (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and
     (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.
The provisions of this Paragraph 2.b shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.
     c. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder. The price determined in accordance with Paragraphs 2.a and 2.b of Section B of this Article X shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.
     d. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock, except as approved by a majority of the Continuing Directors; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock dividend, stock split, combination of shares or similar event), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) except as approved by a majority of the Continuing Directors, such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder’s percentage beneficial ownership of any class or series of Capital Stock.
     e. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.
     f. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Act”) (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that a majority of the Continuing Directors may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or lack of fairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates (as hereinafter defined) or Associates (as hereinafter defined).
     g. Such Interested Stockholder shall not have made or caused to be made any major change in the Corporation’s business or equity capital structure without the approval of a majority of the Continuing Directors.
     C. For the purposes of this Article X:
     1. The term “Business Combination” shall mean:
     a. any merger, consolidation or statutory exchange of shares of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger, consolidation or statutory share exchange would be, an Affiliate or Associate of an Interested Stockholder; provided, however, that the foregoing shall not include the merger of a wholly owned Subsidiary of the Corporation into the Corporation or the merger of two or more wholly owned Subsidiaries of the Corporation; or
     b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary with a value equal to or greater than ten percent (10%) of the book value of the consolidated assets of the Corporation; or
     c. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with the Corporation or any Subsidiary of any assets of any Interested Stockholder or any Affiliate or Associate of any

Interested Stockholder with a value equal to or greater than ten percent (10%) of the book value of the consolidated assets of the Corporation; or
     d. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder) or of any securities of a Subsidiary (except pursuant to a pro rata distribution to all holders of Common Stock of the Corporation); or
     e. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or
     f. any transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, including, without limitation, any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger, consolidation or statutory exchange of shares of the Corporation with any of its Subsidiaries that has such effect; or
     g. any agreement, contract or other arrangement or understanding providing for any one or more of the actions specified in the foregoing clauses (a) to (f).
     2. The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article III of these Articles of Incorporation. The term “Voting Stock” shall mean all Capital Stock of the Corporation entitled to vote generally in the election of directors of the Corporation.
     3. The term “person” shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.
     4. The term “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the vote entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
     5. A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) the right to dispose or direct the disposition of, pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.
     6. The term “Affiliate,” used to indicate a relationship with a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. The term “Associate,” used to indicate a relationship with a specified person, shall mean (a) any person (other than the Corporation or a Subsidiary) of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Corporation or any Subsidiary, and (d) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the Corporation or a Subsidiary).
     7. The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is beneficially owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of Paragraph 4 of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity securities is beneficially owned, directly or indirectly, by the Corporation.
     8. The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation, while such person is a member of the Board of Directors, who was a member of the Board of Directors prior to the time that the Interested Stockholder involved in the Business Combination in question became an Interested Stockholder, and any member of the Board of Directors, while such person is a member of the Board of Directors, whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of a majority of the Continuing Directors; provided, however, that in no event shall an Interested Stockholder involved in the Business Combination in question, or any Affiliate, Associate or representative of such Interested Stockholder, be deemed to be a Continuing Director.
     9. The term “Fair Market Value” shall mean (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.
     10. In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Paragraphs 2.a and 2.b of Section B of this Article X shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.
          D. The Continuing Directors by majority vote shall have the power to determine for the purposes of this Article X, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock (including Voting Stock) or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets that are the subject of any Business Combination equal or exceed ten percent (10%) of the book value of the consolidated assets of the Corporation, (e) whether a proposed plan of dissolution or liquidation is proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, (f) whether any transaction has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder, (g) whether any Business Combination satisfies the conditions set forth in Paragraph 2 of Section B of this Article X, and (h) such other matters with respect to which a determination is required under this Article X. Any such determination made in good faith shall be binding and conclusive on all parties.
          E. Nothing contained in this Article X shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
          F. The fact that any Business Combination complies with the provisions of Section B of this Article X shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, or the Continuing Directors, or any of them, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, or the Continuing Directors, or any of them, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

          G. Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X.
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